UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2019, Catalent, Inc. (the “Company”) filed with the Delaware Secretary of State (the “Delaware Secretary”) an amendment to the certificate of designation of preferences, rights, and limitations (the “Certificate of Designation”) of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), it filed with the Delaware Secretary on May 16, 2019 (the “Original Filing Date”), thereby amending the definition of the security’s “Issue Date” from the Original Filing Date to May 17, 2019, the date on which the 650,000 outstanding shares of Series A Preferred were issued.

The amendment to the Certificate of Designation, effective as of September 10, 2019, is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d.    Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1*	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, Par Value $0.01 Per Share, of Catalent, Inc.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.

(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman

Senior Vice President, General Counsel and Secretary

Date: September 13, 2019

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